Exhibit 99.1
Wynn Resorts, Limited Reports Fourth Quarter and Year End 2025 Results

LAS VEGAS, February 12, 2026 — Wynn Resorts, Limited (NASDAQ: WYNN) ("Wynn Resorts" or the "Company") today reported financial results for the fourth quarter ended December 31, 2025.

Operating revenues were $1.87 billion for the fourth quarter of 2025, an increase of $27.2 million from $1.84 billion for the fourth quarter of 2024. Net income attributable to Wynn Resorts, Limited was $100.0 million for the fourth quarter of 2025, compared to net income attributable to Wynn Resorts, Limited of $277.0 million for the fourth quarter of 2024. Diluted net income per share was $0.82 for the fourth quarter of 2025, compared to diluted net income per share of $2.29 for the fourth quarter of 2024. Adjusted Property EBITDAR(1) was $568.8 million for the fourth quarter of 2025, compared to Adjusted Property EBITDAR of $619.1 million for the fourth quarter of 2024.

“Our fourth quarter results reflect continued strength throughout the business and ongoing progress in our global development initiatives,” said Craig Billings, CEO of Wynn Resorts, Limited. “The team in Las Vegas delivered another quarter of healthy EBITDA highlighted by year-on-year improvement in ADRs and strong volumes in the casino. In Macau, we saw substantial increases in both VIP turnover and mass table drop, year-on-year as well as sequentially. We also reached a significant milestone towards the completion and planned first quarter 2027 opening of Wynn Al Marjan Island, having topped out the tower in the quarter.”

Consolidated Results
Operating revenues were $1.87 billion for the fourth quarter of 2025, an increase of $27.2 million from $1.84 billion for the fourth quarter of 2024. For the fourth quarter of 2025, operating revenues increased $33.4 million and $7.7 million at Wynn Palace and Wynn Macau, respectively, and decreased $11.4 million and $2.5 million at our Las Vegas Operations and Encore Boston Harbor, respectively, from the fourth quarter of 2024.

Net income attributable to Wynn Resorts, Limited was $100.0 million for the fourth quarter of 2025, compared to net income attributable to Wynn Resorts, Limited of $277.0 million for the fourth quarter of 2024. Diluted net income per share was $0.82 for the fourth quarter of 2025, compared to diluted net income per share of $2.29 for the fourth quarter of 2024. Adjusted net income attributable to Wynn Resorts, Limited(2) was $121.9 million, or $1.17 per diluted share, for the fourth quarter of 2025, compared to adjusted net income attributable to Wynn Resorts, Limited of $263.3 million, or $2.42 per diluted share, for the fourth quarter of 2024.

Adjusted Property EBITDAR was $568.8 million for the fourth quarter of 2025, a decrease of $50.3 million compared to Adjusted Property EBITDAR of $619.1 million for the fourth quarter of 2024. For the fourth quarter of 2025, Adjusted Property EBITDAR decreased $26.6 million, $21.1 million, $1.8 million, and $0.7 million, at our Las Vegas Operations, Wynn Palace, Encore Boston Harbor, and Wynn Macau, respectively, from the fourth quarter of 2024.

Operating revenues were $7.14 billion for the year ended December 31, 2025, an increase of $10.0 million from $7.13 billion for the year ended December 31, 2024. For the year ended December 31, 2025, operating revenues increased $89.7 million and $1.1 million at Wynn Palace and our Las Vegas Operations, respectively, and decreased $54.0 million and $10.3 million at Wynn Macau and Encore Boston Harbor, respectively, from the year ended December 31, 2024.

Net income attributable to Wynn Resorts, Limited was $327.3 million for the year ended December 31, 2025, compared to net income attributable to Wynn Resorts, Limited of $501.1 million for the year ended December 31, 2024. Diluted net income per share was $3.14 for the year ended December 31, 2025, compared to diluted net income per share of $4.35 for the year ended December 31, 2024. Adjusted net income attributable to Wynn Resorts, Limited was $437.0 million, or $4.19 per diluted share, for the year ended December 31, 2025, compared to adjusted net income attributable to Wynn Resorts, Limited of $663.5 million, or $6.02 per diluted share, for the year ended December 31, 2024.

Adjusted Property EBITDAR was $2.22 billion for the year ended December 31, 2025, a decrease of $140.8 million compared to Adjusted Property EBITDAR of $2.36 billion for the year ended December 31, 2024. For the year ended December 31, 2025, Adjusted Property EBITDAR decreased $50.8 million, $39.7 million, $44.4 million, and $10.4 million at Wynn Palace, Wynn Macau, our Las Vegas Operations and Encore Boston Harbor, respectively, from the year ended December 31, 2024.

Wynn Resorts, Limited also announced today that its Board of Directors has declared a cash dividend of $0.25 per share, payable on March 4, 2026 to stockholders of record as of February 23, 2026.

Property Results
Macau Operations
Wynn Palace
Operating revenues from Wynn Palace were $596.4 million for the fourth quarter of 2025, an increase of $33.4 million from $562.9 million for the fourth quarter of 2024. Adjusted Property EBITDAR from Wynn Palace was $163.5 million for the fourth quarter of 2025, compared to $184.6 million for the fourth quarter of 2024. Table games win percentage in mass market operations was 21.8%, below the 26.0% experienced in the fourth quarter of 2024. VIP table games win as a percentage of turnover was 2.84%, below the property's expected range of 3.1% to 3.4% and below the 3.51% experienced in the fourth quarter of 2024.

Wynn Macau
Operating revenues from Wynn Macau were $371.3 million for the fourth quarter of 2025, an increase of $7.7 million from $363.7 million for the fourth quarter of 2024. Adjusted Property EBITDAR from Wynn Macau was $107.4 million for the fourth quarter of 2025, compared to $108.2 million for the fourth quarter of 2024. Table games win percentage in mass market operations was 17.0%, below the 17.9% experienced in the fourth quarter of 2024. VIP table games win as a percentage of turnover was 3.49%, above the property's expected range of 3.1% to 3.4% and below the 5.01% experienced in the fourth quarter of 2024.

Las Vegas Operations
Operating revenues from our Las Vegas Operations were $688.1 million for the fourth quarter of 2025, a decrease of $11.4 million from $699.5 million for the fourth quarter of 2024. Adjusted Property EBITDAR from our Las Vegas Operations for the fourth quarter of 2025 was $240.8 million, compared to $267.4 million for the fourth quarter of 2024. Table games win percentage for the fourth quarter of 2025 was 26.0%, at the top end of the property's expected range of 22% to 26% and below the 30.9% experienced in the fourth quarter of 2024.

Encore Boston Harbor
Operating revenues from Encore Boston Harbor were $210.2 million for the fourth quarter of 2025, a decrease of $2.5 million from $212.7 million for the fourth quarter of 2024. Adjusted Property EBITDAR from Encore Boston Harbor for the fourth quarter of 2025 was $57.0 million, compared to $58.8 million for the fourth quarter of 2024. Table games win percentage for the fourth quarter of 2025 was 18.1%, within the property's expected range of 18% to 22% and below the 20.7% experienced in the fourth quarter of 2024.

Wynn Al Marjan Island Development
During the fourth quarter of 2025, the Company contributed $79.2 million of cash to the 40%-owned joint venture that is constructing the Wynn Al Marjan Island development in the UAE, bringing our life-to-date cash contributions to the project to $914.2 million. Wynn Al Marjan Island is currently expected to open in the first quarter of 2027.

Balance Sheet
Our cash and cash equivalents as of December 31, 2025 totaled $1.46 billion, excluding $601.8 million of short-term investments held by Wynn Macau, Limited ("WML"). Cash and cash equivalents is comprised of $916.1 million held by WML and subsidiaries, $305.6 million held by Wynn Resorts Finance, LLC ("WRF") and subsidiaries excluding WML, and $241.7 million held at Corporate and other. As of December 31, 2025, the available borrowing capacity under the WRF Revolver and the WM Cayman II Revolver was $1.23 billion and $1.36 billion, respectively.
Total current and long-term debt outstanding at December 31, 2025 was $10.55 billion, comprised of $5.79 billion of Macau related debt, $3.28 billion of WRF debt, $876.6 million of Wynn Las Vegas debt, and $598.4 million of debt held by the retail joint venture which we consolidate.

Conference Call and Other Information
The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on February 12, 2026 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com. On or before March 31, 2026, the Company will make Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended December 31, 2025 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements
This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, reductions in discretionary consumer spending, adverse macroeconomic conditions and their impact on levels of disposable consumer income and wealth, changes in interest rates, inflation, a decline in general economic activity or recession in the U.S. and/or global economies, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions, dependence on key employees, general global political conditions, adverse tourism trends, travel disruptions caused by events outside of our control, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development and success of new gaming and resort properties, construction and regulatory risks associated with current and future projects (including Wynn Al Marjan Island), cybersecurity risk and our leverage and ability to meet our debt service obligations. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, as supplemented by the Company's other periodic reports filed with the Securities and Exchange Commission from time to time. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
(1) "Adjusted Property EBITDAR" is net income before interest, income taxes, depreciation and amortization, pre-opening expenses, property charges and other expenses, triple-net operating lease rent expense related to Encore Boston Harbor, management and license fees, corporate expenses and other expenses (including intercompany golf course, meeting and convention, and water rights leases), stock-based compensation, change in derivatives fair value, loss on debt financing transactions, and other non-operating income and expenses. Adjusted Property EBITDAR is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDAR as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. We also present Adjusted Property EBITDAR because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDAR as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their EBITDAR calculations pre-opening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDAR should not be considered as an alternative to operating income as an indicator of our performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income, Adjusted Property EBITDAR does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We have significant uses of cash flows, including capital expenditures, triple-net operating lease rent expense related to Encore Boston Harbor, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDAR. Also, our calculation of Adjusted Property EBITDAR may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net income attributable to Wynn Resorts, Limited" is net income attributable to Wynn Resorts, Limited before pre-opening expenses, property charges and other expenses, change in derivatives fair value, loss on debt financing transactions, foreign currency remeasurement and other, and income taxes calculated using the specific tax treatment applicable to the adjustments based on their respective jurisdictions. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to net income per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net income attributable to Wynn Resorts, Limited to adjusted net income attributable to Wynn Resorts, Limited, (ii) operating income to Adjusted Property EBITDAR, and (iii) net income attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating revenues:
Casino	$1,143,347	$1,112,191	$4,410,328	$4,261,357
Rooms	305,096	325,358	1,141,154	1,242,058
Food and beverage	264,924	258,178	1,037,850	1,069,117
Entertainment, retail and other	152,616	143,070	548,592	555,429
Total operating revenues	1,865,983	1,838,797	7,137,924	7,127,961
Operating expenses:
Casino	732,789	679,534	2,716,151	2,586,960
Rooms	87,854	84,368	344,378	330,359
Food and beverage	226,062	212,075	882,229	859,426
Entertainment, retail and other	63,392	59,542	238,160	249,679
General and administrative	285,413	272,303	1,116,952	1,080,475
Provision for credit losses	3,570	634	12,824	4,986
Pre-opening	14,632	3,305	38,494	9,355
Depreciation and amortization	159,477	151,284	620,633	658,895
Property charges and other	18,088	8,857	49,719	215,095
Total operating expenses	1,591,277	1,471,902	6,019,540	5,995,230
Operating income	274,706	366,895	1,118,384	1,132,731
Other income (expense):
Interest income	14,708	24,557	66,507	130,342
Interest expense, net of amounts capitalized	(155,816)	(163,488)	(625,556)	(688,410)
Change in derivatives fair value	8,958	50,398	(34,869)	42,478
Loss on debt financing transactions	—	(1,243)	(1,701)	(2,913)
Other	2,045	3,847	(8,625)	29,170
Other income (expense), net	(130,105)	(85,929)	(604,244)	(489,333)
Income before income taxes	144,601	280,966	514,140	643,398
Benefit (provision) for income taxes	(22,259)	41,394	(105,005)	(3,682)
Net income	122,342	322,360	409,135	639,716
Less: net income attributable to noncontrolling interests	(22,314)	(45,388)	(81,801)	(138,638)
Net income attributable to Wynn Resorts, Limited	$100,028	$276,972	$327,334	$501,078
Basic and diluted net income per common share:
Net income attributable to Wynn Resorts, Limited:
Basic	$0.97	$2.56	$3.16	$4.56
Diluted	$0.82	$2.29	$3.14	$4.35
Weighted average common shares outstanding:
Basic	102,930	108,199	103,697	109,966
Diluted	103,861	108,652	104,243	110,267

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income attributable to Wynn Resorts, Limited	$100,028	$276,972	$327,334	$501,078
Pre-opening expenses	14,632	3,305	38,494	9,355
Property charges and other	18,088	8,857	49,719	215,095
Change in derivatives fair value	(8,958)	(50,398)	34,869	(42,478)
Loss on debt financing transactions	—	1,243	1,701	2,913
Foreign currency remeasurement and other	(2,045)	(3,847)	8,625	(29,170)
Income tax impact on adjustments	(1,748)	12,564	(3,755)	(7,784)
Noncontrolling interests impact on adjustments	1,864	14,643	(19,946)	14,538
Adjusted net income attributable to Wynn Resorts, Limited	$121,861	$263,339	$437,041	$663,547
Adjusted net income attributable to Wynn Resorts, Limited per diluted share	$1.17	$2.42	$4.19	$6.02

Weighted average common shares outstanding - diluted	103,861	108,652	104,243	110,267

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended December 31, 2025
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$72,425	$76,341	$(15,620)	$133,146	$125,457	$(19,180)	$35,283	$274,706
Pre-opening expenses	179	—	—	179	2,030	—	12,423	14,632
Depreciation and amortization	62,131	20,212	400	82,743	59,095	14,311	3,328	159,477
Property charges and other	5,681	(3,800)	99	1,980	2,589	13,482	37	18,088
Management and license fees	19,762	11,451	—	31,213	32,885	10,265	(74,363)	—
Corporate expenses and other	1,989	1,946	14,150	18,085	7,372	1,653	17,645	44,755
Stock-based compensation	1,360	1,268	971	3,599	11,391	389	5,647	21,026
Triple-net operating lease rent expense	—	—	—	—	—	36,094	—	36,094
Adjusted Property EBITDAR	$163,527	$107,418	$—	$270,945	$240,819	$57,014	$—	$568,778

	Three Months Ended December 31, 2024
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$107,661	$67,874	$(14,718)	$160,817	$160,689	$(2,088)	$47,477	$366,895
Pre-opening expenses	17	690	—	707	288	—	2,310	3,305
Depreciation and amortization	53,308	19,963	398	73,669	61,389	12,952	3,274	151,284
Property charges and other	2,189	4,847	16	7,052	1,563	86	156	8,857
Management and license fees	17,931	11,273	—	29,204	33,521	10,353	(73,078)	—
Corporate expenses and other	2,256	2,227	13,151	17,634	8,211	1,802	10,790	38,437
Stock-based compensation	1,236	1,287	1,153	3,676	1,786	290	9,071	14,823
Triple-net operating lease rent expense	—	—	—	—	—	35,449	—	35,449
Adjusted Property EBITDAR	$184,598	$108,161	$—	$292,759	$267,447	$58,844	$—	$619,050

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Year Ended December 31, 2025
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$340,168	$267,266	$(40,896)	$566,538	$448,806	$(31,756)	$134,796	$1,118,384
Pre-opening expenses	4,384	—	—	4,384	5,095	—	29,015	38,494
Depreciation and amortization	237,924	75,873	1,595	315,392	237,993	56,700	10,548	620,633
Property charges and other	11,927	1,829	127	13,883	12,916	20,173	2,747	49,719
Management and license fees	75,073	43,790	—	118,863	121,723	41,180	(281,766)	—
Corporate expenses and other	8,133	8,252	35,351	51,736	29,644	6,259	75,864	163,503
Stock-based compensation	5,291	5,115	3,823	14,229	46,228	2,674	28,796	91,927
Triple-net operating lease rent expense	—	—	—	—	—	141,491	—	141,491
Adjusted Property EBITDAR	$682,900	$402,125	$—	$1,085,025	$902,405	$236,721	$—	$2,224,151

	Year Ended December 31, 2024
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$414,919	$296,392	$(39,029)	$672,282	$403,836	$(32,935)	$89,548	$1,132,731
Pre-opening expenses	17	690	—	707	1,908	649	6,091	9,355
Depreciation and amortization	219,729	79,700	1,563	300,992	243,089	88,794	26,020	658,895
Property charges and other	14,760	5,558	140	20,458	134,105	(1,529)	62,061	215,095
Management and license fees	70,913	45,561	—	116,474	122,054	41,836	(280,364)	—
Corporate expenses and other	8,713	8,815	32,958	50,486	32,141	7,288	58,321	148,236
Stock-based compensation	4,659	5,136	4,368	14,163	9,629	1,449	33,788	59,029
Triple-net operating lease rent expense	—	—	—	—	—	141,576	—	141,576
Adjusted Property EBITDAR	$733,710	$441,852	$—	$1,175,562	$946,762	$247,128	$(4,535)	$2,364,917

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO
ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income attributable to Wynn Resorts, Limited	$100,028	$276,972	$327,334	$501,078
Net income attributable to noncontrolling interests	22,314	45,388	81,801	138,638
Pre-opening expenses	14,632	3,305	38,494	9,355
Depreciation and amortization	159,477	151,284	620,633	658,895
Property charges and other	18,088	8,857	49,719	215,095
Triple-net operating lease rent expense	36,094	35,449	141,491	141,576
Corporate expenses and other	44,755	38,437	163,503	148,236
Stock-based compensation	21,026	14,823	91,927	59,029
Interest income	(14,708)	(24,557)	(66,507)	(130,342)
Interest expense, net of amounts capitalized	155,816	163,488	625,556	688,410
Change in derivatives fair value	(8,958)	(50,398)	34,869	(42,478)
Loss on debt financing transactions	—	1,243	1,701	2,913
Other	(2,045)	(3,847)	8,625	(29,170)
(Benefit) provision for income taxes	22,259	(41,394)	105,005	3,682
Adjusted Property EBITDAR	$568,778	$619,050	$2,224,151	$2,364,917

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Percent Change	2025	2024	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$501,470	$458,816	9.3	$1,936,715	$1,795,604	7.9
Rooms	37,093	49,649	(25.3)	149,585	202,936	(26.3)
Food and beverage	33,530	31,993	4.8	129,007	125,398	2.9
Entertainment, retail and other	24,262	22,473	8.0	92,090	93,733	(1.8)
Total	$596,355	$562,931	5.9	$2,307,397	$2,217,671	4.0

Adjusted Property EBITDAR (6)	$163,527	$184,598	(11.4)	$682,900	$733,710	(6.9)

Casino Statistics:
VIP:
Average number of table games	51	56	(8.9)	53	57	(7.0)
VIP turnover	$5,230,720	$3,060,994	70.9	$16,568,127	$12,991,235	27.5
VIP table games win (1)	$148,498	$107,438	38.2	$521,979	$449,461	16.1
VIP table games win as a % of turnover	2.84%	3.51%		3.15%	3.46%
Table games win per unit per day	$31,475	$20,935	50.3	$27,265	$21,495	26.8
Mass market:
Average number of table games	241	246	(2.0)	246	245	0.4
Table drop (2)	$2,059,169	$1,678,073	22.7	$7,665,410	$6,893,092	11.2
Table games win (1)	$448,611	$435,465	3.0	$1,748,290	$1,686,503	3.7
Table games win %	21.8%	26.0%		22.8%	24.5%
Table games win per unit per day	$20,200	$19,214	5.1	$19,510	$18,770	3.9
Average number of slot machines	729	634	15.0	665	603	10.3
Slot machine handle	$883,995	$704,360	25.5	$3,086,835	$2,519,983	22.5
Slot machine win (3)	$34,465	$25,698	34.1	$126,785	$109,488	15.8
Slot machine win per unit per day	$514	$440	16.8	$524	$496	5.6
Room statistics:
Occupancy	99.1%	98.4%		98.6%	98.6%
ADR (4)	$219	$296	(26.0)	$223	$310	(28.1)
REVPAR (5)	$217	$291	(25.4)	$220	$306	(28.1)
Note: Our casino operations in Macau were closed for a 1-day period in September 2025 due to Typhoon Ragasa.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Percent Change	2025	2024	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$311,582	$306,500	1.7	$1,195,001	$1,230,351	(2.9)
Rooms	21,255	24,515	(13.3)	87,443	100,631	(13.1)
Food and beverage	18,067	20,233	(10.7)	71,222	80,779	(11.8)
Entertainment, retail and other	20,430	12,428	64.4	56,954	52,885	7.7
Total	$371,334	$363,676	2.1	$1,410,620	$1,464,646	(3.7)

Adjusted Property EBITDAR (6)	$107,418	$108,161	(0.7)	$402,125	$441,852	(9.0)

Casino Statistics:
VIP:
Average number of table games	18	31	(41.9)	21	30	(30.0)
VIP turnover	$909,572	$1,092,611	(16.8)	$4,347,699	$5,047,888	(13.9)
VIP table games win (1)	$31,746	$54,730	(42.0)	$110,770	$177,435	(37.6)
VIP table games win as a % of turnover	3.49%	5.01%		2.55%	3.52%
Table games win per unit per day	$19,693	$19,237	2.4	$14,282	$16,084	(11.2)
Mass market:
Average number of table games	243	220	10.5	233	221	5.4
Table drop (2)	$1,732,741	$1,543,261	12.3	$6,526,655	$6,344,794	2.9
Table games win (1)	$295,116	$276,817	6.6	$1,170,262	$1,164,012	0.5
Table games win %	17.0%	17.9%		17.9%	18.3%
Table games win per unit per day	$13,195	$13,668	(3.5)	$13,783	$14,367	(4.1)
Average number of slot machines	906	639	41.8	799	615	29.9
Slot machine handle	$1,109,253	$785,967	41.1	$3,827,458	$3,133,488	22.1
Slot machine win (3)	$31,508	$26,426	19.2	$106,657	$103,030	3.5
Slot machine win per unit per day	$378	$449	(15.8)	$367	$458	(19.9)
Poker rake	$2,137	$3,444	(38.0)	$10,915	$15,275	(28.5)
Room statistics:
Occupancy	99.5%	99.4%		99.2%	99.3%
ADR (4)	$216	$240	(10.0)	$218	$248	(12.1)
REVPAR (5)	$215	$238	(9.7)	$216	$246	(12.2)
Note: Our casino operations in Macau were closed for a 1-day period in September 2025 due to Typhoon Ragasa.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Percent Change	2025	2024	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$178,275	$190,065	(6.2)	$649,346	$600,088	8.2
Rooms	222,916	228,589	(2.5)	813,477	845,660	(3.8)
Food and beverage	191,712	184,734	3.8	758,559	778,538	(2.6)
Entertainment, retail and other	95,202	96,151	(1.0)	351,653	347,627	1.2
Total	$688,105	$699,539	(1.6)	$2,573,035	$2,571,913	—

Adjusted Property EBITDAR (6)	$240,819	$267,447	(10.0)	$902,405	$946,762	(4.7)

Casino Statistics:
Average number of table games	232	226	2.7	233	232	0.4
Table drop (2)	$667,574	$655,038	1.9	$2,521,626	$2,376,473	6.1
Table games win (1)	$173,842	$202,326	(14.1)	$600,951	$611,663	(1.8)
Table games win %	26.0%	30.9%		23.8%	25.7%
Table games win per unit per day	$8,138	$9,729	(16.4)	$7,054	$7,200	(2.0)
Average number of slot machines	1,568	1,599	(1.9)	1,574	1,609	(2.2)
Slot machine handle	$1,975,655	$1,912,711	3.3	$7,332,128	$6,752,952	8.6
Slot machine win (3)	$129,521	$123,609	4.8	$499,871	$446,152	12.0
Slot machine win per unit per day	$898	$840	6.9	$870	$758	14.8
Poker rake	$8,242	$7,948	3.7	$25,824	$24,599	5.0
Room statistics:
Occupancy	85.2%	88.1%		86.9%	89.0%
ADR (4)	$611	$598	2.2	$547	$555	(1.4)
REVPAR (5)	$520	$527	(1.3)	$476	$494	(3.6)

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited) (continued)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Percent Change	2025	2024	Percent Change
Encore Boston Harbor Supplemental Information
Operating revenues
Casino	$152,020	$156,810	(3.1)	$629,266	$635,314	(1.0)
Rooms	23,832	22,605	5.4	90,649	92,831	(2.4)
Food and beverage	21,615	21,218	1.9	79,062	84,402	(6.3)
Entertainment, retail and other	12,722	12,018	5.9	47,895	44,617	7.3
Total	$210,189	$212,651	(1.2)	$846,872	$857,164	(1.2)

Adjusted Property EBITDAR (6)	$57,014	$58,844	(3.1)	$236,721	$247,128	(4.2)

Casino Statistics:
Average number of table games	172	172	—	172	180	(4.4)
Table drop (2)	$342,160	$337,570	1.4	$1,344,387	$1,410,319	(4.7)
Table games win (1)	$61,991	$69,873	(11.3)	$270,147	$297,369	(9.2)
Table games win %	18.1%	20.7%		20.1%	21.1%
Table games win per unit per day	$3,918	$4,412	(11.2)	$4,303	$4,519	(4.8)
Average number of slot machines	2,722	2,694	1.0	2,721	2,633	3.3
Slot machine handle	$1,413,168	$1,402,942	0.7	$5,533,270	$5,604,462	(1.3)
Slot machine win (3)	$110,845	$108,379	2.3	$438,597	$424,152	3.4
Slot machine win per unit per day	$443	$437	1.4	$442	$440	0.5
Poker rake	$5,508	$5,328	3.4	$21,990	$21,750	1.1
Room statistics:
Occupancy	92.3%	91.1%		92.2%	93.6%
ADR (4)	$420	$416	1.0	$405	$412	(1.7)
REVPAR (5)	$388	$379	2.4	$373	$385	(3.1)
(1)Table games win is shown before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2)In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3)Slot machine win is calculated as gross slot machine win minus progressive accruals and free play.
(4)ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5)REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6)Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDAR and Net Income Attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Lauren Seiler
702-770-7555
investorrelations@wynnresorts.com